Exhibit 99.2
S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Q1 2023 Results Presentation A p r i l 2 6 , 2023 HBT Financial, Inc.

Forward-Looking Statements Readers should note that in addition to the historical information contained herein, this presentation contains, and future oral and written statements of HBT Financial, Inc. (the “Company” or “HBT”) and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue,“ or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this presentation, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB (including the Company’s adoption of CECL methodology); (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xix) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. While the Company believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non-GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax equivalent adjustments assume a federal tax rate of 21% and state tax rate of 9.5%. For a reconciliation of the non-GAAP measures we use to the most closely comparable GAAP measures, see the Appendix to this presentation. 1

Q1 2023 Highlights M&A continues to contribute to value of HBT franchise ◼ Completed merger with Town and Country on February 1, 2023 ➢ Expands HBT’s Central Illinois footprint while adding exposure to St. Louis MSA ➢ Adds high performing, highly compatible commercial banking franchise with low-cost deposit base ➢ Core system conversion successfully completed in April 2023 Strong profitability ◼ Net income of $9.2 million, or $0.30 per diluted share; return on average assets (ROAA) of 0.78% and return on average tangible common equity (ROATCE)1 of 10.45% ◼ Adjusted net income1 of $19.9 million, or $0.64 per diluted share; adjusted ROAA1 of 1.69% and adjusted ROATCE1 of 22.55% Stable, low-cost deposit base and solid asset quality ◼ Deposit balances relatively unchanged from previous quarter after excluding $720 million of deposits assumed in the Town and Country merger ◼ Asset sensitive balance sheet resulted in 10 basis point increase in net interest margin ◼ Cost of funds increased 19 basis points, to 0.47%, and total cost of deposits increased 15 basis points, to 0.24%, while average yield on earning assets increased by 27 basis points, to 4.64% ◼ Maintained strong asset quality with nonperforming assets to total assets of 0.20% and net recoveries to average loans of (0.02)% 1 See "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures 2

Company Snapshot

Overview

- ✓ Company incorporated in 1982 from base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, Illinois, with operations throughout Illinois and Eastern Iowa
- ✓ Strong, granular, and low-cost deposit franchise with 24bps cost of deposits, 99% core deposits[1]
- ✓ Conservative credit culture, with net recoveries to average loans of 8bps for the year ended December 31, 2022 and 2bps for the first quarter of 2023
- ✓ High profitability sustained through cycles

Loan composition



Municipal, consumer & other 7%
C&I 10%
Commercial
Agricultural & farmland 8%
CRE–Owner occupied 10%
1-4 Family residential 15%
CRE–Non-owner occupied 27%
Multi-family 11%
C&D 12%
Commercial Real Estate

Deposit composition



Time 10%
Noninterest-bearing demand 28%
Savings 17%
Money Market 15%
Interest-bearing demand 30%

Financial highlights ($mm)

	As of or for the period ended	2020	2021	2022	1Q23
Balance sheet	Total assets	$3,667	$4,314	$4,287	$5,014
	Total loans	2,247	2,500	2,620	3,196
	Total deposits	3,131	3,738	3,587	4,311
	Core deposits (%)[1]	99.1%	98.3%	99.2%	98.6%
	Loans-to-deposits	71.8%	66.9%	73.0%	74.1%
	CET1 (%)	13.1%	13.4%	13.1%	11.8%
	TCE / TA[1]	9.3%	8.9%	8.1%	7.5%
Key performance indicators	Adjusted ROAA[1]	1.15%	1.43%	1.31%	1.69%*
	Adjusted ROATCE[1]	12.3%	16.1%	15.8%	22.5%*
	NIM (FTE)[1]	3.60%	3.23%	3.60%	4.26%*
	Yield on loans	4.69%	4.68%	4.91%	5.80%*
	Cost of deposits	0.14%	0.07%	0.07%	0.24%*
	Cost of funds	0.21%	0.16%	0.19%	0.47%*
	Efficiency ratio (FTE)[1]	58.9%	55.8%	56.9%	64.4%
Credit	NCOs / loans	0.04%	(0.01)%	(0.08)%	(0.02)%*
	ACL / loans	1.42%	0.96%	0.97%	1.21%
	NPLs / loans	0.44%	0.11%	0.08%	0.20%
	NPAs / loans + OREO	0.63%	0.24%	0.20%	0.31%

Note: Financial data as of and for the three months ended March 31, 2023 unless otherwise indicated; * Annualized measure; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial

3

Earnings Overview

($000)	1Q23	Non-GAAP Adjustments[2]	Adjusted 1Q23[2]
Interest and dividend income	$51,779	--	$51,779
Interest expense	4,942	--	4,942
Net interest income	46,837	--	46,837
Provision for credit losses	6,210	(5,924)	286
Net interest income after provision for credit losses	40,627	5,924	46,551
Noninterest income	7,437	1,631	9,068
Noninterest expense	35,933	(7,140)	28,793
Income before income tax expense	12,131	14,695	26,826
Income tax expense	2,923	4,044	6,967
Net income	**$9,208**	**10,651**	**19,859**

1Q23 NIM Analysis*



4.10%
0.05%
(0.11)%
0.34%
(0.01)%
(0.13)%
(0.04)%
4.20%
4Q22
Loan Discount Accretion
Nonaccrual Interest Recoveries
Loans [1]
Other Earning Assets
Deposit Costs
Other Funding Costs
1Q23

Highlights Relative to Previous Quarter

- Net interest income benefited from increased earning assets following the Town and Country merger and higher yields, while partially offset by increased funding costs
- Proceeds from sale of vast majority of the Town and Country securities portfolio was used to reduce FHLB borrowings and offset increasing funding costs
- Net interest margin expanded 10 basis points to 4.20%
- Provision for credit losses includes day 2 non-PCD provision of $5.9 million related to the Town and Country merger
- Noninterest income decreased slightly, primarily attributable to $1.0 million realized loss on sale of securities, partially offset by $0.5 million increase in mortgage servicing revenue due to the addition of the Town and Country servicing portfolio which nearly doubled the size of our existing mortgage servicing portfolio
- Noninterest expense increased by $2.8 million, primarily due to acquisition-related expenses of $7.1 million and higher base costs following the Town and Country merger, partially offset by absence of accruals for pending legal matters totaling $8.2 million included in the fourth quarter of 2022 results.

* Annualized measures; [1] Reflects contribution of loan interest income to net interest margin, excluding loan discount accretion and nonaccrual interest recoveries; [2] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial

4

Deposits Overview 5 0.25% 4.69% 0.07% 0.24% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Fed Funds Rate Cost of Deposits * Deposit beta (4Q21 to 1Q23): 3.8% Source: St. Louis FRED * Annualized measure; 1 Represents quarterly average of federal funds target rate upper limit; 2 Weighted average spot interest rates do not include impact of purchase accounting adjustment amortization 1 Deposit Base Highlights ◼ Highly granular deposit base with stable balances and cost increases in line with expectations during the first quarter of 2023 ◼ Top 100 depositors, by balance, make up 13% of our deposit base, and the top 200 depositors make up 17% ◼ Account balances consist of 69% retail, 23% business, and 8% public funds as of March 31, 2023 ◼ Uninsured and uncollateralized deposits estimated to be $693 million, or 16% of total deposits, as of March 31, 2023 ◼ Net deposit inflows of $78 million on last day of first quarter of 2023, $36 million of which was in one account and was withdrawn the next day Interest Costs* 1Q23 Spot Interest Rates2 As of 3/31/23 Interest-bearing demand 0.15% 0.27% Money market 0.60% 0.90% Savings 0.10% 0.11% Time 0.91% 1.50% Total interest-bearing deposits 0.33% 0.53% Total deposits 0.24% 0.38%

◼ First quarter 2023 net interest margin increased 10 basis points from the prior quarter, primarily due to higher yields on earning assets, more favorable earning asset mix, partially offset by increase in funding costs and decrease in nonaccrual interest recoveries ◼ 36% of the loan portfolio matures or reprices within the next 12 months ◼ Loan mix is 64% fixed rate and 36% variable rate, and 71% of variable rate loans have floors Net Interest Margin Annual Quarterly 6 * Annualized measure; 1 Tax-equivalent basis metric; see "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures. 1bp 3bps 2bps 2bps 7bps 6bps 1bp 0bps 13bps 7bps 2bps 3bps N/A N/A 9bps 24bps 2bps 4bps 7bps 0bps 3.08% 3.34% 3.65% 3.13% 4.10% 4.20% 3.39% 3.72% 4.17% 4.26% 1Q22 2Q22 3Q22 4Q22 1Q23 4.16% 4.31% 3.54% 3.18% 3.54% 4.25% 4.38% 3.60% 3.23% 3.60% 2018 2019 2020 2021 2022 FTE NIM*1 GAAP NIM* Accretion of acquired loan discounts contribution to NIM* PPP loan fees contribution to NIM* FTE NIM1 GAAP NIM Accretion of acquired loan discounts contribution to NIM PPP loan fees contribution to NIM 30.6% 5.8% 20.7% 23.8% 19.1% <3m 3m-12m 12m-3y 3y-5y 5y+ Percentage of Loans Maturing or Repricing Fixed Variable

Loan Portfolio Overview: Commercial and Commercial Real Estate ◼ $1.61 billion portfolio as of March 31, 2023 ➢ $854 million in non-owner occupied CRE primarily supported by rental cash flow of the underlying properties ➢ $389 million in construction and land development loans primarily to developers to sell upon completion or for long-term investment ➢ $363 million in multi-family loans secured by 5+ unit apartment buildings ◼ Office CRE exposure characterized by solid credit metrics as of March 31, 2023 with only 2.2% rated pass-watch, none rated substandard, and none past due 30 days or more Multi-Family 30% Retail 13% Warehouse/ Manufacturing 12% Office 10% Hotels 7% Senior Living Facilities 7% Land and Lots 6% 1-4 Family Construction 4% Medical 2% Auto Repair & Dealers 2% Other 7% Commercial Real Estate Portfolio 7 Commercial Loan Portfolio ◼ $333 million C&I loans outstanding as of March 31, 2023 ➢ For working capital, asset acquisition, and other business purposes ➢ Underwritten primarily based on borrower’s cash flow and majority further supported by collateral and personal guarantees; loans based primarily in-market1 ◼ $317 million owner-occupied CRE outstanding as of March 31, 2023 ➢ Primarily underwritten based on cash flow of the business occupying the property and supported by personal guarantees; loans based primarily in-market Health Care and Social Assistance 12% Real Estate and Rental and Leasing 11% Auto Repair & Dealers 10% Retail Trade-Other 7% Construction Manufacturing 7% 6% Wholesale Trade 6% Grain Elevators 6% Restaurants and Bars 6% Professional, Scientific, and Technical Services 5% Arts, Entertainment, and Recreation 4% Finance and Insurance 3% Other 17% 1 Market area defined as within 60 miles of a branch

Loan Portfolio Overview: Selected Portfolios Agriculture and Farmland ◼ $243 million portfolio as of March 31, 2023 ◼ Elevated corn and soybean prices and generally solid crop yields since 2020 improved borrower profitability ◼ Federal crop insurance programs mitigate production risks ◼ No customer accounts for more than 3% of the agriculture portfolio ◼ Weighted average LTV on Farmland loans is 55.0% ◼ 1.7% is rated substandard as of March 31, 2023 ◼ Over 70% of agricultural borrowers have been with the Company for at least 10 years, and approximately half for more than 20 years 8 Municipal, Consumer and Other ◼ $213 million portfolio as of March 31, 2023 ➢ Loans to municipalities are primarily federally tax-exempt ➢ Consumer loans include loans to individuals for consumer purposes and typically consist of small balance loans ➢ Other loans primarily include loans to nondepository financial institutions ◼ Commercial Tax-Exempt - Senior Living ➢ $47.0 million portfolio with $5.9 million average loan size ➢ Weighted average LTV of 85.4% ➢ 35.4% is rated substandard ◼ Commercial Tax-Exempt – Medical ➢ $28.7 million portfolio with $3.2 million average loan size ➢ Weighted average LTV of 37.1% ➢ No loans are rated substandard Municipalities 21% Commercial Tax-Exempt (Senior Living) 22% Commercial Tax-Exempt (Medical) Consumer 13% 7% Other Farmland 37% 65% Crops 26% Equipment finance 7% Livestock 2%

Loan Portfolio Overview: Adoption of CECL and Asset Quality 1Q23 ACL Activity ($000) CECL Methodology and Oversight ◼ Discounted cash flow method utilized for majority of loan segments, except weighted average remaining maturity method used for consumer loans ◼ Credit loss drivers determined by regression analysis includes company and peer loss data and macroeconomic variables, including unemployment and GDP ◼ ACL / Loans of 1.21% as of March 31, 2023 ◼ ACL Committee provides model governance and oversight 9 19,049 9,960 2,779 2,156 6,518 117% 320% 861% 1,175% 595% 2019 2020 2021 2022 1Q23 NPLs ($000) ACL / NPLs Watch List and Nonaccrual Loans ($000) As of 12/31/22 Town and Country Acquisition Other Changes As of 3/31/23 Pass-Watch $66,934 $10,302 $(5,189) $72,047 Substandard 73,831 17,588 1,283 92,702 Nonaccrual 2,155 3,802 551 6,508

Wealth Management Overview 10 Comprehensive Wealth Management Services ◼ Proprietary investment management solutions ◼ Financial planning ◼ Trust and estate administration 4.5 4.8 5.9 5.7 1.6 1.6 1.7 2.0 2.4 0.5 0.4 0.4 0.2 0.8 0.2 0.3 0.3 0.3 0.3 $6.8 $7.2 $8.4 $9.2 $2.3 $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 2019 2020 2021 2022 1Q23 Asset Management and Trust Services Agricultural Services - Farm Management Agricultural Services - Real Estate Brokerage Investment Brokerage Total Wealth Management Revenue Trends ($mm) Over $2.2 billion of assets under management or administration as of March 31, 2023 Agricultural Services ◼ Farm management services: Over 78,000 acres managed ◼ Real estate brokerage including auction services ◼ Farmland appraisals

U.S. Treasury 12% Book Yield: 1.38% U.S. Gov't Agency 10% Book Yield: 2.50% Municipal 21% Book Yield: 2.05% Agency RMBS 22% Book Yield: 2.81% Agency CMBS 31% Book Yield: 1.97% Corporate 4% Book Yield: 4.09% Securities Portfolio Overview Financial data as of March 31, 2023, unless otherwise indicated 11 Portfolio Composition Amortized Cost: $1,470mm Book Yield: 2.25% Securities Overview Key investment portfolio metrics ($000) AFS HTM Total Amortized Cost $933,104 $536,429 $1,469,533 Unrealized Gain/(Loss) (77,882) (54,504) (132,386) Allowance for Credit Losses (600) -- (600) Fair Value 854,622 481,925 1,336,547 Book Yield 2.13% 2.44% 2.25% Effective Duration (Years) 3.52 5.33 4.17 ◼ Company’s debt securities consist primarily of the following types of fixed income instruments: ◼ Agency guaranteed MBS: MBS pass-throughs, CMOs, and CMBS ◼ Municipal Bonds: weighted average NRSRO credit rating of AA/Aa2 ◼ Treasury, Government Agency Debentures, and SBA-backed Full Faith and Credit Debt ◼ Corporate Bonds: Investment Grade Corporate and Bank Subordinated Debt ◼ Investment strategy focused on maximizing returns and managing the Company’s asset sensitivity with high credit quality intermediate duration investments ◼ Company emphasizes predictable cash flows that limit faster prepayments when rates decline or extended durations when rates rise ◼ During first quarter of 2023, sold $146 million of securities acquired from Town and Country with sales proceeds used to reduce FHLB borrowings ◼ ACL on AFS debt securities relates to one bank subordinated debt security

Capital and Liquidity Overview

CET 1 Risk-based Capital Ratio (%)



12.15
13.06
13.37
13.07
11.79
2019
2020
2021
2022
1Q23

Tangible Common Equity to Tangible Assets (%)[1]



9.49
9.27
8.89
8.06
7.45
2019
2020
2021
2022
1Q23

Capital and Liquidity Highlights

- Overall capital levels remain strong and well above regulatory requirements.
- Tangible common equity decreased during the quarter as a result of the Town and Country acquisition and remains well above internal targets
- If all unrealized losses on debt securities, regardless of accounting classification, were included in tangible equity, tangible common equity to tangible assets would be 6.71%
- With the loan to deposit ratio at 74%, there is more than sufficient on-balance sheet liquidity that is also supplemented by multiple untapped liquidity sources

Liquidity Sources ($000)

Liquidity Sources	As of 3/31/23
Balance of Cash and Cash Equivalents	$177,112
Market Value of Unpledged Securities	985,248
Available FHLB Advance Capacity[2]	525,529
Available Fed Fund Lines of Credit	80,000
Total Estimated Sources of Liquidity	**$1,767,889**

[1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.; [2] Represents FHLB advance capacity based on loans currently pledged. Additional capacity of approximately $600 million would be available by pledging additional eligible loans.

HBT Financial

12

Near-Term Outlook ◼ Full quarter impact of Town and Country merger expected to increase net interest income and noninterest income in 2Q23 ◼ Loan growth in low single digits on an annualized basis expected for remainder of 2023 ◼ Deposits are expected to decrease by low to mid single digits on annualized basis, based on current market competition and customer behavior ◼ NIM expansion is largely complete with modest decline expected in 2Q23 ◼ Mortgage banking revenue in 2Q23 expected to benefit from seasonal increases in origination volume as well as rate stabilization ◼ Noninterest expense should stabilize between $30 million and $32 million, excluding remaining acquisition-related expenses ➢ Remaining one-time expenses related to Town and Country merger estimated to be less than $1 million ➢ Annual salary increases effective in mid-March 2023 ➢ Substantially all cost saves from Town and Country expected to be realized beginning May 1, 2023 ➢ Full quarter impact of Town and Country expense base reflected in 2Q23 and beyond ◼ Expect to consolidate two acquired Town and Country branches into our existing branch network during 2023 ◼ Asset quality expected to remain solid although a declining economy could cause increased provisions ◼ Stock repurchase program will continue to be used opportunistically ◼ Well-positioned to capitalize on accretive acquisition opportunities which is supported by capital levels 13

Our History – Long track record of organic and acquisitive growth Fred Drake named President and CEO of Heartland Bank and Trust Company and leads its entry into Bloomington-Normal 1992 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in Central IL M.B. Drake starts bank in Central IL 1920 HBT Financial, Inc. incorporates as a multi-bank holding company owning three banks 1982 1997 All five banks owned by HBT Financial, Inc. merge into Heartland Bank and Trust Company Wave of FDIC-assisted and strategic acquisitions, including expansion into the Chicago MSA 2010-2015 Acquisition1 of Lincoln S.B. Corp (State Bank of Lincoln) 2018 Company crosses $1bn in assets 2007 1999 - 2008 Entry into several new markets in Central IL through de novo branches and acquisitions 1 Although the Lincoln S.B. Corp transaction is identified as an acquisition above, the transaction was accounted for as a change of reporting entity due to its common control with the Company 2019 Completion of IPO in October 14 2020 Merger of State Bank of Lincoln into Heartland Bank and Trust Company 2021 Entry into Iowa with NXT Bank acquisition 2023 Completed acquisition of Town and Country Financial Corporation

◼ After business combination accounting adjustments, Town and Country added $906 million in assets, $635 million in loans, and $720 million in deposits ◼ Anticipated EPS accretion of 17% in first full year with cost savings (excluding transaction expenses) ◼ Short TBV dilution earnback period of 2 years (crossover method) ◼ Adds low-cost deposit base (cost of deposits of 22 bps during 2022) Town and Country Financial Corporation Merger Overview Key Highlights and Strategic Rationale ◼ Expanded HBT’s Illinois footprint while adding exposure to higher growth St. Louis MSA with presence in St. Louis Metro East market ◼ Adds high performing, highly compatible commercial banking franchise with relationship-based approach, strong credit culture and attractive deposit base ◼ Provides opportunities to expand customer relationships with broader range of products and services and greater ability to meet larger borrowing needs ◼ Leverages HBT’s excess capital and integration expertise to enhance franchise value and improve ability to generate profitable growth in the future Expected Financial Impact Franchise Footprint 15 Full-Service Branches TWCF (10) HBT (58)

Our Markets Full-service branch locations Chicago MSA 29% Legacy HBT Central Illinois 52% Acquired from Town and Country 16% Iowa 3% Deposits Chicago MSA 40% Legacy HBT Central Illinois 31% Acquired from Town and Country 20% Iowa 9% Chicago MSA 26% Legacy HBT Central Illinois 53% Acquired from Town and Country 15% Iowa 6% $3.2bn $4.3bn 68 locations 16 Illinois branches outside of the Chicago MSA Illinois branches in the Chicago MSA Iowa branches Acquired Town and Country branches Full-service Branches Loans Source: S&P Capital IQ; Financial data as of March 31, 2023

Business Strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in Central IL banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Vast majority of loans originated to borrowers domiciled within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 2 deposit share rank in 6 of 8 largest Central Illinois markets in which the Company operates[1]) that contributes to our strong core deposit base and funding advantage
- Continue to deploy our excess deposit funding (74% loan-to-deposit ratio as of 1Q23) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will continue to be a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by net recoveries of 1bp during 2021, 8bps during 2022, and 2bps during 2023

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 10 community bank acquisitions[2] since 2007
- Chicago MSA, in particular, has ~100 banking institutions with less than $1bn in assets
- 1.43% ROAA[3] and 3.23% NIM[4] during 2021; 1.31% ROAA[3] and 3.60% NIM[4] during 2022; 1.69% ROAA[3] and 4.26% NIM[4] during 1Q23
- Highly profitable through the Great Recession

[1] Source: S&P Capital IQ, data as of June 30, 2022; [2] Includes merger with Lincoln S.B. Corp in 2018, although the transaction was accounted for as a change of reporting entity due to its common control with Company; [3] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations" in Appendix; [4] Metrics presented on tax equivalent basis; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

HBT Financial

17

Experienced executive management team with deep community ties Fred L. Drake Chairman and CEO1 40 years with Company 43 years in industry J. Lance Carter President and Chief Operating Officer1 21 years with Company 29 years in industry Lawrence J. Horvath Chief Lending Officer 13 years with Company 37 years in industry Mark W. Scheirer Chief Credit Officer 12 years with Company 30 years in industry Andrea E. Zurkamer Chief Risk Officer 9 years with Company 22 years in industry Diane H. Lanier Chief Retail Officer 26 years with Company 38 years in industry 18 Peter Chapman Chief Financial Officer Joined HBT in Oct. 2022 29 years in industry 1 As previously disclosed, effective May 24, 2023, Fred L. Drake will step down from his position as Chief Executive Officer of the Company and assume the role of Executive Chairman of the Company and Heartland Bank and Trust Company (“Heartland Bank”). Our Board appointed J. Lance Carter to serve as President and Chief Executive Officer of the Company and Heartland Bank effective May 24, 2023

Talented Board of Directors with deep financial services industry experience



Fred L. Drake
Chairman

- Director since 1984
- CEO of HBT Financial
- **40** years with Company
- **43** years in industry



J. Lance Carter
Director

- Director since 2011
- President and COO of HBT Financial
- **21** years with Company
- **29** years in industry



Patrick F. Busch
Director

- Director since 1998
- Vice Chairman of Heartland Bank
- **27** years with Company
- **44** years in industry



Roger A. Baker
Director

- Director since 2022
- Former Chairman and President of NXT Bancorporation
- Owner, Sinclair Elevator, Inc.
- **15** years in industry



Dr. C. Alvin Bowman
Director

- Director since 2019
- Former President of Illinois State University
- **36** years in higher education



Eric E. Burwell
Director

- Director since 2005
- Owner, Burwell Management Company
- Invests in a variety of real estate, private equity, venture capital and liquid investments



Allen C. Drake
Director

- Director since 1981
- Retired EVP with **27** years of experience at Company
- Formerly responsible for Company's lending, administration, technology, personnel, accounting, trust and strategic planning



Linda J. Koch
Director

- Director since 2020
- Former President and CEO of the Illinois Bankers Association
- **36** years in industry



Gerald E. Pfeiffer
Director

- Director since 2019
- Former Partner at CliftonLarsonAllen LLP with **46** years of industry experience
- Former CFO of Bridgeview Bancorp

HBT Financial

19

Investment Highlights 3 1 2 4 Track record of successfully integrating acquisitions Consistent performance through cycles Strong, granular, low-cost deposit base provides funding for loan growth opportunities Prudent risk management 20

Consistent performance through cycles. . . Drivers of profitability Pre-tax return on average assets (%) 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 2006 2007 2008 2009 2010 2011¹ 2012¹ 2013¹ 2014 2015 2016 2017 2018 2019 2020 2021 2022 Source: S&P Capital IQ; For 2006 through June 30, 2012, the Company’s pre-tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; 1 Non-GAAP financial measure; HBT pre-tax ROAA adjusted to exclude the following significant non-recurring items in the following years: 2011: $25.4 million bargain purchase gains; 2012: $11.4 million bargain purchase gains, $9.7 million net realized gain on securities, and $6.7 million net positive adjustments on FDIC indemnification asset and true-up liability; 2013: $9.1 million net realized loss on securities and $6.9 million net loss related to the sale of branches; 2 Represents 34 high performing major exchange-traded banks headquartered in the Midwest with $2-10bn in assets and a 2022 core return on average assets above 1.0% Strong, low-cost deposits supported by our leading market share in our Central Illinois markets 1 Relationship-based business model that has allowed us to cultivate and underwrite attractively priced loans A robust credit risk management framework to prudently manage credit quality Diversified sources of fee income, including in wealth management 4 Company Adjusted Company 1 High Performing Peer Median2 Consistent outperformance, even during periods of broad economic stress 1 2 3 21

1 . . . drives compelling tangible book value growth

Tangible book value per share over time ($ per share)[1]



Initial Town and Country acquisition dilution estimated to be $0.68 in 1Q23 when including acquisition expenses
TBVPS CAGR[1]: 12.0%
TBVPS CAGR[1]: 2.4%
4.69
5.38
6.10
6.91
10.15
12.56
12.93
14.72
15.33
16.25
16.23
17.27
17.80
(7.26)
10.54
11.12
12.29
13.13
11.94
11.45
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
3Q19
IPO Dilution[2]
3Q19 IPO Adjusted[2]
2019
2020
2021
2022
1Q23
Negative AOCI reduces TBVPS by $1.93 as of 1Q23

Cumulative effect of dividends paid ($ per share)[3]



0.20
0.40
0.60
0.79
1.53
1.77
2.02
2.36
3.21
5.01
5.88
7.83
0.60
1.20
1.84
2.01
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
3Q19
2019
2020
2021
2022
1Q23

[1] For reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix; [2] In 2019, HBT Financial issued and sold 9,429,794 shares of common stock at a price of $16 per share. Total proceeds received by the Company, net of offering costs, were $138.5 million and were used to substantially fund a $170 million special dividend to stockholders of record prior to the initial public offering. Amount reflects dilution per share attributable to newly issued shares in initial public offering and special dividend payment. For reconciliation with GAAP metric, see "Non-GAAP reconciliations"; [3] Excludes dividends paid to S Corp shareholders for estimated tax liability prior to conversion to C Corp status on October 11, 2019. Excludes $170 million special dividend funded primarily from IPO proceeds. For reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

HBT Financial

22

0.17 0.21 0.29 0.14 0.07 0.07 0.33 0.60 0.87 0.48 0.21 0.36 2017 2018 2019 2020 2021 2022 HBT High Performing Peers Strong, granular, low-cost deposit base. . . Cost of deposits (%) remains consistently below peers Source: S&P Capital IQ Note: 1 Represents median of 34 high performing major exchange-traded banks headquartered in the Midwest with $2-10bn in assets and a 2022 core return on average assets above 1.0% 1 2 23 With a lower deposit beta than peers since beginning of current interest rate tightening cycle 0.00 1.00 2.00 3.00 4.00 5.00 0.00 0.20 0.40 0.60 0.80 1.00 4Q21 1Q22 2Q22 3Q22 4Q22 HBT Cost of Deposits % (left axis) High Performing Peers Median Cost of Deposits % (left axis) Fed Funds Rate % (right axis) Deposit beta (4Q21 – 4Q22): HBT = 0.6%, High Performing Peers 1 = 15.9% 1

2 . . . provides funding for loan growth opportunities

Leading Deposit Market Position

- Top 2 deposit share rank in 6 of 8 largest Central Illinois markets in which the Company operates[1]
- Deposit base is long tenured and granular across a variety of product types dispersed across our geography
- Proactive campaign to reach out to top 250 largest deposit customers has been run to solidify these relationships
- Detailed deposit pricing guidance is available to all consumer and commercial staff to assist in pricing discussions with customers

Deposit Base Characteristics[2]

As of 3/31/23	Number of Accounts (000)	Average Balance ($000)	Weighted Average Age (Years)
Noninterest-bearing	72	$17	14.4
Interest-bearing demand	60	21	18.8
Money market	6	120	11.1
Savings	48	15	16.1
Time	14	30	6.1
Total deposits	**200**	**22**	**14.7**

Loan Growth Opportunities

Chicago MSA

- Entered market in 2011 with acquisition of Western Springs National Bank
- In-market disruption from recent bank M&A in Chicago MSA has provided attractive source of local talent
- Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits
- Loan growth in Chicago MSA spread across a variety of commercial asset classes, including multifamily, mixed use, industrial, retail, and office

Central and Southern Illinois

- Deep-rooted market presence expanded through several acquisitions since 2007
- Central and Southern Illinois markets have been resilient during previous economic downturns
- Town and Country merger will enhance loan growth through access to new markets and opportunities to expand customer relationships with HBT's greater ability to meet larger borrowing needs

Iowa

- Entered market in 2021 with acquisition of NXT Bancorporation, Inc.
- Continued opportunity to accelerate loan growth in Iowa thanks to HBT's larger lending limit and ability to add to talented banking team

[1] Source: S&P Capital IQ, data as of June 30, 2022; leading deposit share defined as top 3 deposit share rank; [2] Excludes overdrawn deposit accounts

HBT Financial

24

3 Track record of successfully integrating acquisitions

2007
BankPlus
Morton, IL
$231mm deposits

2010
Bank of Illinois
Normal, IL
FDIC-assisted
$176mm deposits

2011
Western Springs National Bank
Western Springs, IL
FDIC-assisted
$184mm deposits

Bank of Shorewood
Shorewood, IL
FDIC-assisted
$105mm deposits

2012
Farmer City State Bank
Farmer City, IL
$70mm deposits

Citizens First National Bank
Princeton, IL
FDIC-assisted
$808mm deposits

2015
National Bancorp, Inc. (American Midwest Bank)
Schaumburg, IL
$447mm deposits

2018
Lincoln S.B. Corp (State Bank of Lincoln)[1]
Lincoln, IL
$357mm deposits

2021
NXT Bancorporation, Inc. (NXT Bank)
Central City, IA
$182mm deposits

2023
Town and Country Financial Corporation (Town and Country Bank)
Springfield, IL
$720mm deposits

[1] Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a change of reporting entity due to its common control with Company

HBT Financial

25

4 Prudent risk management

Comprehensive Enterprise Risk Management

Strategy and Risk Management

- Majority of directors are independent, with varied experiences and backgrounds
- Board of directors has an established Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and an Enterprise Risk Management (ERM) Committee
- ERM program embodies the "three lines of defense" model and promotes business line risk ownership.
- Independent and robust internal audit structure, reporting directly to our Audit Committee
- Strong compliance culture and compliance management system
- Code of Ethics and other governance documents are available at ir.hbtfinancial.com

Data Security & Privacy

- Robust data security program, and under our privacy policy, we do not sell or share customer information with non-affiliated entities.
- Formal company-wide business continuity plan covering all departments, as well as a cybersecurity program that includes internal and outsourced, independent testing of our systems and employees

Disciplined Credit Risk Management

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, regulatory CRE, and residential
- Primarily originated across in-footprint borrowers
- Centralized credit underwriting group that evaluates all exposures over $750,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring
- Robust internal loan review process annually reviews more than 40% of loan commitments.

Historical net charge-offs (%)



NCOs / Loans %
0.07
0.04
(0.01)
(0.08)
(0.02)
2019
2020
2021
2022
1Q23

HBT Financial

26

Appendix 27

Non-GAAP Reconciliations Adjusted net income and adjusted ROAA ($000) 2020 2021 2022 1Q23 Net income $36,845 $56,271 $56,456 $9,208 Adjustments: Acquisition expenses 1 -- (1,416) (1,092) (13,064) Branch closure expenses -- (748) -- -- Charges related to termination of certain employee benefit plans (1,457) -- -- -- Gains (losses) on sale of closed branch premises -- -- 141 -- Realized losses on sale of securities -- -- -- (1,007) Mortgage servicing rights fair value adjustment (2,584) 1,690 2,153 (624) Total adjustments (4,041) (474) 1,202 (14,695) Tax effect of adjustments 1,152 (95) (551) 4,044 Less adjustments after tax effect (2,889) (569) 651 (10,651) Adjusted net income $39,734 $56,840 $55,805 $19,859 Average assets $3,447,500 $3,980,538 $4,269,873 $4,765,290 Return on average assets 1.07% 1.41% 1.32% 0.78%* Adjusted return on average assets 1.15% 1.43% 1.31% 1.69%* 28 * Annualized measure; 1 Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million subsequent to the Town and Country merger.

Non-GAAP Reconciliations (cont’d) ROATCE, adjusted return on average stockholders’ equity, and adjusted ROATCE ($000) 2020 2021 2022 1Q23 Total stockholders’ equity $350,703 $380,080 $383,306 $422,212 Less: goodwill (23,620) (25,057) (29,322) (49,352) Less: core deposit intangible assets (3,436) (2,333) (1,480) (15,635) Average tangible common equity $323,647 $352,690 $352,504 $357,225 Net income $36,845 $56,271 $56,456 $9,208 Adjusted net income 39,734 56,840 55,805 19.859 Return on average stockholders’ equity 10.51% 14.81% 14.73% 8.84%* Return on average tangible common equity 11.38% 15.95% 16.02% 10.45%* Adjusted return on average stockholders’ equity 11.33% 14.95% 14.56% 19.08%* Adjusted return on average tangible common equity 12.28% 16.12% 15.83% 22.55%* * Annualized measure 29

Non-GAAP Reconciliations (cont’d) ($000) 2018 2019 2020 2021 2022 Net interest income $129,442 $133,800 $117,605 $122,403 $145,874 Tax equivalent adjustment 2,661 2,309 1,943 2,028 2,499 Net interest income (tax-equivalent basis) $132,103 $136,109 $119,548 $124,431 $148,373 Average interest-earnings assets $3,109,289 $3,105,863 $3,318,764 $3,846,473 $4,118,124 Net interest income (tax-equivalent basis) Net interest margin (tax-equivalent basis) * Annualized measure. (%) 2018 2019 2020 2021 2022 Net interest margin 4.16% 4.31% 3.54% 3.18% 3.54% Tax equivalent adjustment 0.09% 0.07% 0.06% 0.05% 0.06% Net interest margin (tax-equivalent basis) 4.25% 4.38% 3.60% 3.23% 3.60% 30 Net interest income (tax-equivalent basis) Net interest margin (tax-equivalent basis) ($000) 1Q22 2Q22 3Q22 4Q22 1Q23 Net interest income $31,928 $34,373 $37,390 $42,183 $46,837 Tax equivalent adjustment 529 598 674 698 702 Net interest income (tax-equivalent basis) $32,457 $34,971 $38,064 $42,881 $47,539 Average interest-earnings assets $4,201,793 $4,133,448 $4,059,978 $4,079,261 $4,523,721 (%) 1Q22 2Q22 3Q22 4Q22 1Q23 Net interest margin 3.08%* 3.34%* 3.65%* 4.10%* 4.20%* Tax equivalent adjustment 0.05%* 0.05%* 0.07%* 0.07%* 0.06%* Net interest margin (tax-equivalent basis) 3.13%* 3.39%* 3.72%* 4.17%* 4.26%*

Non-GAAP Reconciliations (cont’d) Efficiency ratio (tax-equivalent basis) ($000) 2020 2021 2022 1Q23 Total noninterest expense $91,956 $91,246 $105,107 $35,933 Less: amortization of intangible assets (1,232) (1,054) (873) (510) Adjusted noninterest expense $90,724 $90,192 $104,234 $35,423 Net interest income $117,605 $122,403 $145,874 $46,837 Total noninterest income 34,456 37,328 34,717 7,437 Operating revenue 152,061 159,731 180,591 54,274 Tax-equivalent adjustment 1,943 2,028 2,499 702 Operating revenue (tax-equivalent basis) $154,004 $161,759 $183,090 $54,976 Efficiency ratio 59.66% 56.46% 57.72% 65.27% Efficiency ratio (tax-equivalent basis) 58.91% 55.76% 56.93% 64.43%

Non-GAAP Reconciliations (cont’d) Tangible book value per share and cumulative effect of dividends (2007 to 3Q19) ($mm) 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 3Q19 Tangible book value per share Total equity $109 $120 $130 $143 $197 $262 $257 $287 $311 $326 $324 $340 $349 Less goodwill (23) (23) (23) (23) (23) (23) (12) (12) (24) (24) (24) (24) (24) Less core deposit intangible (9) (9) (7) (7) (7) (15) (11) (9) (11) (9) (7) (5) (4) Tangible common equity $77 $88 $99 $113 $167 $224 $233 $265 $276 $294 $293 $311 $321 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Book value per share $6.65 $7.36 $7.95 $8.73 $12.00 $14.68 $14.23 $15.92 $17.26 $18.05 $17.92 $18.88 $19.36 Tangible book value per share $4.69 $5.38 $6.10 $6.91 $10.15 $12.56 $12.93 $14.72 $15.33 $16.25 $16.23 $17.27 $17.80 TBVPS CAGR (%) 12.0% Cumulative effect of dividends per share Cumulative regular dividends $-- $3 $7 $10 $13 $17 $22 $26 $33 $38 $46 $54 $62 Cumulative special dividends -- -- -- -- -- 10 10 10 10 20 45 52 79 Cumulative effect of dividends $-- $3 $7 $10 $13 $27 $32 $36 $43 $58 $91 $106 $141 Shares outstanding (mm) 16.47 16.28 16.30 16.33 16.45 17.84 18.03 18.03 18.02 18.07 18.07 18.03 18.03 Cumulative effect of dividends per share $-- $0.20 $0.40 $0.60 $0.79 $1.53 $1.77 $2.02 $2.36 $3.21 $5.01 $5.88 $7.83 32

Non-GAAP Reconciliations (cont'd)

IPO adjusted tangible book value per share

($000)	3Q19
Tangible common equity	
Total equity	$348,936
Less goodwill	(23,620)
Less core deposit intangible	(4,366)
Tangible common equity	**320,950**
Net proceeds from initial public offering	138,493
Use of proceeds from initial public offering (special dividend)	(169,999)
IPO adjusted tangible common equity	**$289,444**
Shares outstanding	18,027,512
New shares issued during initial public offering	9,429,794
Shares outstanding, following the initial public offering	27,457,306
Tangible book value per share	$17.80
Dilution per share attributable to new investors and special dividend payment	(7.26)
IPO adjusted tangible book value per share	**$10.54**

Tangible book value per share (IPO adjusted 3Q19 to 3Q22)

($mm)	IPO Adjusted 3Q19	2019	2020	2021	2022	1Q23
Tangible book value per share						
Total equity		$333	$364	$412	$374	$450
Less goodwill		(24)	(24)	(29)	(29)	(60)
Less core deposit intangible		(4)	(3)	(2)	(1)	(23)
Tangible common equity		**$305**	**$338**	**$381**	**$343**	**$367**
Shares outstanding (mm)		27.46	27.46	28.99	28.75	32.10
Book value per share		$12.12	$13.25	$14.21	$12.99	$14.02
Tangible book value per share	**$10.54**	**$11.12**	**$12.29**	**$13.13**	**$11.94**	**$11.45**
TBVPS CAGR (%)						***2.4%***

HBT Financial

33

Non-GAAP Reconciliations (cont’d) ($000) 2019 2020 2021 2022 1Q23 Tangible common equity Total equity $332,918 $363,917 $411,881 $373,632 $450,098 Less goodwill (23,620) (23,620) (29,322) (29,322) (59,876) Less core deposit intangible (4,030) (2,798) (1,943) (1,070) (22,842) Tangible common equity $305,268 $337,499 $380,616 $343,240 $367,380 Tangible assets Total assets $3,245,103 $3,666,567 $4,314,254 $4,286,734 $5,013,821 Less goodwill (23,620) (23,620) (29,322) (29,322) (59,876) Less core deposit intangible (4,030) (2,798) (1,943) (1,070) (22,842) Tangible assets $3,217,453 $3,640,149 $4,282,989 $4,256,342 $4,931,103 Total stockholders’ equity to total assets 10.26% 9.93% 9.55% 8.72% 8.98% Tangible common equity to tangible assets 9.49% 9.27% 8.89% 8.06% 7.45% Tangible common equity to tangible assets 34

Non-GAAP Reconciliations (cont’d) ($000) 2020 2021 2022 1Q23 Total deposits $3,130,534 $3,738,185 $3,587,024 $4,310,521 Less time deposits of $250,000 or more (26,687) (59,512) (27,158) (59,816) Less brokered deposits -- (4,238) -- -- Core deposits $3,103,847 $3,674,435 $3,559,866 $4,250,705 Core deposits to total deposits 99.15% 98.29% 99.24% 98.61% Core deposits 35

HBT Financial, Inc.